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                                                                    Exhibit 8(b)

                                   APPENDIX B

                                CUSTODY AGREEMENT

         The following open-end managmeent investment companies ("Funds") are hereby made parties to the Custody Agreement dated November 6, 1997, with UMB Bank, N.A. ("Custodian") and ProFunds, and agree to be bound by all the terms and conditions contained in said Agreement:

                                  Bull ProFund

                                UltraBull ProFund

                                  Bear ProFund

                                UltraBear ProFund

                                   OTC ProFund

                              Money Market ProFund

                             UltraShort OTC ProFund


                                                  PROFUNDS

Attest:                                           By:
       --------------------------                    --------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                        -----------------------
                                                  Date:
                                                       ------------------------


                                                  UMB BANK, N.A.

Attest:                                           By:
       --------------------------                    --------------------------
                                                  Name:
                                                       ------------------------
                                                  Title:
                                                        -----------------------
                                                  Date:
                                                       ------------------------